Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ecoblu Products, Inc.
909 West Vista Way,
Vista, CA 92083

We consent to the use in this Registration Statement on Form S-1 of our report dated October 1, 2009, relating to the financial statements of Ecoblu Products, Inc.. and to the reference of our firm under the headings "Experts."

ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
April 26, 2010